As filed on July 9, 2009

Registration No. 333-145797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

LOGILITY, INC.

(Exact name of issuer as specified in its charter)

Georgia	58-2281338
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Logility, Inc. 2007 Stock Plan and Logility, Inc. 1997 Stock Plan

(Full title of the plans)

Henry B. Levi, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

Monarch Plaza, Suite 1600

3414 Peachtree Rd., N.E.

Atlanta, GA 30326

(Name and address of agent for service)

(404) 577-6000

(Telephone number, including area code, of agent for service)

With copies to:

James C. Edenfield and Vincent C. Klinges

American Software, Inc.

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting	☐

TERMINATION OF REGISTRATION

This post-effective amendment deregisters all shares of Logility, Inc.’s common stock, no par value per share, registered for issuance under the registration statement on Form S-8 (File No. 333-145797) (the “Registration Statement”) that remain unissued. The Registration Statement related to shares of common stock issuable to eligible participants pursuant to the Logility, Inc. 1997 Stock Plan and the Logility, Inc. 2007 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on July 1, 2009.

LOGILITY, INC.

By:	/s/ Vincent C. Klinges
Name: Vincent C. Klinges Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

* J. Michael Edenfield	Chief Executive Officer (Principal Executive Officer) and Director

* James C. Edenfield	Director

Parker H. Petit	Director

* Frederick E. Cooper	Director

John A. White	Director

/s/ Vincent C. Klinges Vincent C. Klinges	Chief Financial Officer	July 1, 2009

* /s/ Vincent C. Klinges	As attorney-in-fact for J. Michael Edenfield, James C. Edenfield, and Frederick E. Cooper	July 1, 2009